CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 24, 2010, relating to the financial statements and financial highlights which appears in the September 30, 2010 Annual Report to Shareholders of Nuveen Short Duration Bond Fund (a series of Nuveen Investment Trust III), which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

July 18, 2011